                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Piccadilly Cafeterias, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          PICCADILLY CAFETERIAS, INC.
                         3232 SHERWOOD FOREST BOULEVARD
                          BATON ROUGE, LOUISIANA 70816
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 5, 2001
                             ---------------------

To the Shareholders of Piccadilly Cafeterias, Inc.:

     The 2001 Annual Meeting of the Shareholders of Piccadilly Cafeterias, Inc. (the "Company") will be held at the corporate headquarters of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, on Monday, November 5, 2001, at 10:00 a.m., for the following purposes:

     1. To elect three persons to serve as directors on the Board of Directors for a three-year term and until their successors are elected and have qualified;

     2. To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

     Only holders of record as of the close of business on September 7, 2001 are entitled to notice of and to vote at the meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

                                            By Order of the Board of Directors,

                                            /s/ W. SCOTT BOZZELL
                                            W. Scott Bozzell
                                            Secretary

Baton Rouge, Louisiana
October 8, 2001

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                          PICCADILLY CAFETERIAS, INC.
                         3232 SHERWOOD FOREST BOULEVARD
                          BATON ROUGE, LOUISIANA 70816
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Piccadilly Cafeterias, Inc. (the "Company") for use at its Annual Meeting of Shareholders to be held on November 5, 2001, and at any adjournments thereof (the "Meeting") and is first being mailed to the Company's shareholders on or about October 8, 2001.

VOTING PROCEDURE

     Shareholders of record at the close of business on September 7, 2001 (the "Record Date"), will be entitled to vote at the Meeting. On the Record Date, there were 10,528,368 shares of common stock (the "Common Stock") outstanding.

     The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat shares of Common Stock represented by a properly executed, returned and unrevoked proxy as present at the Meeting for purposes of determining a quorum. The shares of Common Stock present at the Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

     Directors will be elected by a plurality vote and all other matters coming before the Meeting will be decided by the vote of a majority of the votes cast. Each share of Common Stock will entitle the holder to cast one vote with respect to each matter properly presented at the meeting and votes cast will be counted by the inspectors of election. Because directors will be elected by a plurality vote, abstentions and broker non-votes will have no effect upon the vote on the election of directors.

     Proxies in the enclosed form are solicited by the Board to provide an opportunity to every shareholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted as specified. Unless authority to vote for the election of directors is withheld, the proxy holders named on the enclosed proxy will vote on all shares represented thereby in favor of the election of each of the three nominees listed below. Management expects no matters to be presented for action at the Meeting other than the election of directors. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy will vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION; REVOCATION OF PROXY

     The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Equiserve Trust Company, N.A. to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for such firm's services will be approximately $7,500 including out-of-pocket expenses. Certain employees of the Company, who will receive no additional compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.

     The enclosed proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the shareholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

SHAREHOLDER PROPOSALS AND BOARD NOMINATIONS

     In order to be considered for inclusion in the proxy materials related to the 2002 annual meeting of shareholders, the Company must receive shareholder proposals no later than June 9, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.

     The Company's Bylaws also require that any shareholder who desires to nominate a director or present a proposal before the 2002 annual meeting must notify the Secretary of the Company no earlier than April 30, 2002 and no later than June 9, 2002.

     Nominations for the election of directors may be made by the Board of Directors or the Nominating Committee. Shareholders may make a recommendation for a nominee by sending a letter to the Nominating Committee, or may make a nomination by complying with the notice procedures set forth in the Company's Bylaws.

                             ELECTION OF DIRECTORS

     At the Meeting, three directors are to be elected to a three-year term, each to hold office until his successor is elected and qualified. The Board consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Dale
E. Redman, C. Ray Smith and James A. Perkins as members of the class to serve until the 2004 Annual Meeting of Shareholders. If, contrary to present expectations, any of the nominees to be elected at the Meeting should be unable to serve for any reason, the Board may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

INFORMATION ABOUT NOMINEES AND DIRECTORS

     The following table provides certain information as of August 15, 2001, unless otherwise indicated, with respect to each nominee and each other director whose term will continue after the Meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

  Nominees for Director

     Nominees for a three-year term expiring at the 2004 annual meeting:

     Dale E. Redman, age 53, has been a director since 1995. Mr. Redman is the managing director of Windward Capital. From 1988 to 1998, he was the Executive Vice President and Chief Financial Officer of United Companies Financial Corporation and served as a director until November 2000. On March 1, 1999, United Companies Financial Corporation, a Baton Rouge financial institution, filed for protection under Chapter 11 of the Bankruptcy Code.

     C. Ray Smith, age 66, has been a director since 1992. Mr. Smith is the Tipton R. Snavely Professor of Business Administration at the Darden Graduate School of Business Administration, University of Virginia and the Executive Director of the Darden School Foundation.

     James A. Perkins, age 57, is a private investor and a consultant. He recently completed a career that spanned over 25 years with Federal Express Corporation, most recently as Senior Vice President and Chief Personnel Officer from June 1979 to December 1999. Mr. Perkins is a director of Provant, Inc.

  Members of Board of Directors Continuing in Office

     Directors whose terms expire at the 2002 annual meeting:

     Robert P. Guyton, age 64, has been a director since 1996. Mr. Guyton is a financial consultant, having previously been a Vice President and financial consultant for Raymond James & Associates, Inc. from 1993 to

1996. From 1981 to 1991, Mr. Guyton was President and Chief Executive Officer of BankSouth Corporation. Mr. Guyton is a director of ChemFirst Corporation.

     Christel C. Slaughter, age 44, has been a director since 1996. Ms. Slaughter is the co-owner of, and management consultant with, Slaughter & Associates, SSA Consultants, Inc. Since 1979, Ms. Slaughter has been an active lecturer and consultant for both governmental and private entities.

     Directors whose terms expire at the 2003 annual meeting:

     Ronald A. LaBorde, age 45, is the Chairman of the Board and Chief Executive Officer. Mr. LaBorde joined the Company in July 1982 and has been a director since May 1992. From November 2000 to March 2001, he was Chairman, President and Chief Executive Officer. From July 1995 to November 2000, he was President and Chief Executive Officer. From January 1992 to June 1995, he was Executive Vice President, Treasurer and Chief Financial Officer. Mr. LaBorde is a director of Amedisys, Inc.

     James F. White, Jr., age 61, has been a director since 2000. Mr. White has served as of counsel to the law firm of Shumaker, Loop & Kendrick, Toledo, Ohio since January 1, 1996. He previously served in various executive positions and as a director of Checkers Drive-In Restaurants, Inc. from January 1993 through December 1995, including serving as Chief Executive Officer from August 1, 1994 through August 31, 1995. Mr. White is also President and Chief Executive Officer of whOlesome group, llc, an operator of Panera Bread Bakery Cafes in northwest Ohio and southeast Michigan, and serves on the board of numerous privately-held companies.

     Joseph H. "Jay" Campbell, Jr., age 49, has been a director since 2000. Mr. Campbell has been President and Chief Executive Officer of Associated Grocers, Inc. since February 1, 1995. Associated Grocers, Inc. is a private, retailer-owned corporation that serves independent retail grocers in four states by providing grocery products and retail and technological services.

     Directors not continuing in office

     Norman C. Francis, age 70, has been a director since 1995. Mr. Francis' term as a director expires on November 5, 2001 and he will not stand for reelection to the Board in accordance with the Company's Bylaws.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board held 18 meetings during the fiscal year ended June 30, 2001. No director during the last full fiscal year attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board (held during the period for which he or she has been a director) and (b) the total number of meetings held by all committees of the Board on which he or she served (during the periods served).

     Each director who is not an officer of the Company receives, in addition to reimbursement of reasonable and necessary costs and expenses incurred, a retainer of $15,000 per year, a fee of $1,000 for each regular and special meeting of the Board that he or she attends, and $500 for each meeting of a committee of the Board, other than the Company's Executive Committee, that such director attends. The retainer is paid 50% in cash and 50% in the Company's Common Stock. The Company's Executive Committee receives a monthly cash fee of $1,000.

     The Board presently has four standing committees, as described below:

     Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to exercise substantially all powers of the Board between meetings of the Board. The Executive Committee held 21 meetings during the fiscal year ended June 30, 2001. Dale E. Redman (Chairman), Joseph H. Campbell, Jr., Christel C. Slaughter and James F. White, Jr. are members of the Executive Committee.

     Audit Committee. The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal audit controls. The Audit Committee reviews the audit services performed by the Company's independent auditors and the possible effect on the independence of the auditors of the performance of nonaudit services. The Audit Committee held three meetings during the fiscal year ended June 30, 2001. C. Ray Smith (Chairman), Joseph H. Campbell, Jr., Norman C. Francis and Christel C. Slaughter are members of the Audit Committee. The Audit Committee's specific responsibilities are included in its written charter attached as Exhibit A to this Proxy Statement. Each member of the Audit Committee meets the definition of an independent director as defined by the New York Stock Exchange rules.

     Compensation Committee. The Compensation Committee, which has authority to consider and make recommendations to the Board regarding compensation of officers of the Company, held seven meetings during the fiscal year ended June 30, 2001. This committee also administers the Company's 1993 Amended and Restated Incentive Compensation Plan (the "Incentive Compensation Plan"). Robert
P. Guyton (Chairman), James A. Perkins, Dale E. Redman, and James F. White, Jr. are members of the Compensation Committee.

     Nominating Committee. The Nominating Committee, which makes director recommendations to the Board on an as needed basis, held three meetings during the fiscal year ended June 30, 2001. Norman C. Francis, Robert P. Guyton, Ronald
A. LaBorde, and C. Ray Smith are members of the Nominating Committee.

                             COMMON STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by (i) each director and director nominee of the Company, (ii) each executive officer for whom compensation information is disclosed under the heading "Executive Compensation and Other Benefits", (iii) all of the Company's directors and executive officers as a group, and (iv) each person known to the Company to be a beneficial owner of more than 5% of the outstanding common stock, all as determined in accordance with Rule 13d-3 of the Exchange Act based on information furnished by such persons. Unless otherwise indicated, all information is presented as of September 7, 2001 and all shares shown are held with sole voting and investment power.

                                                              SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNED           PERCENT OF CLASS
------------------------------------                          -------------------    ----------------
Ronald A. LaBorde...........................................         384,913(1)             3.4%
Norman C. Francis...........................................           9,759                  *
Dale E. Redman..............................................          10,204                  *
Robert P. Guyton............................................          10,277                  *
Christel C. Slaughter.......................................           9,204                  *
C. Ray Smith................................................           9,601(2)               *
James A. Perkins............................................           3,125                  *
James F. White, Jr. ........................................           4,920(3)               *
Joseph H. "Jay" Campbell, Jr. ..............................           4,920                  *
Azam Malik..................................................          25,000(4)               *
Mark L. Mestayer............................................          54,000(5)               *
Joseph S. Polito............................................          29,023(6)               *
Julia H. R. Hamilton(7).....................................       1,162,510(8)            10.2%
  2736 Windrush Way
  Baton Rouge, Louisiana 70879
O. Q. Quick(9)..............................................         829,159(10)            7.3%
  #83 Sugar Creek Place
  Waco, Texas 76712
Dimensional Fund Advisors, Inc.(11).........................         762,700                6.7%
All directors and executive officers as a group (12
  persons)..................................................         554,946(12)            4.9%

---------------
  *  Less than 1%

 (1) Includes 78,373 shares held by Mr. LaBorde as trustee or co-trustee (together with Mr. O. Q. Quick) under several trusts. Also includes 266,250 shares that Mr. LaBorde has the right to acquire upon the exercise of presently exercisable options.

 (2) Includes 300 shares held of record by Mr. Smith's spouse.

 (3) All shares are held of record by Mr. White's spouse.

 (4) Represents shares that Mr. Malik has the right to acquire upon the exercise of presently exercisable options.

 (5) Represents shares that Mr. Mestayer has the right to acquire upon the exercise of presently exercisable options.

 (6) Includes 21,500 shares that Mr. Polito has the right to acquire upon the exercise of presently exercisable options.

 (7) Ms. Hamilton is the daughter of the Company's founder, T.H. Hamilton. Ms. Hamilton served on the Company's Board from 1977 to 1997, and continues to serve as an advisory director of the Company.

 (8) Includes 26,000 shares held by Ms. Hamilton as trustee of a charitable trust.

 (9) Mr. Quick began his career with the Company in 1946 and served in various capacities for the Company including Chairman of the Board and Chief Executive Officer until 1995, and as a director until 1996.

(10) Includes 739,659 shares held by Mr. Quick as trustee or co-trustee under several trusts, 30,000 shares held by Mr. Quick's spouse as trustee under several trusts, and 59,500 shares held beneficially and of record jointly with his spouse or individually by Mr. Quick or his spouse.

(11) Based upon information included in Schedule 13G dated December 31, 2000 filed with the Securities Exchange Commission by Dimensional Fund Advisors, Inc., an investment advisor to four investment companies, and an investment manager to certain other comingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." All securities reported here are owned by the Funds. The address of the Funds is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(12) Includes 458,750 shares that such persons have the right to acquire upon the exercise of presently exercisable options.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following table sets forth certain information regarding the compensation of the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers. For the purpose of this and the following tables and discussion concerning executive compensation, such executive officers shall be referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                              ANNUAL COMPENSATION    SECURITIES
                                              -------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     OPTIONS/SARS    COMPENSATION
     ---------------------------       ----   --------   --------   ------------   ---------------
Ronald A. LaBorde....................  2001   $312,988   $     --      75,000         $    800(1)
  Chairman and                         2000    312,988         --          --              800(1)
  Chief Executive Officer              1999    309,377         --          --              800(1)
Mark L. Mestayer.....................  2001    155,012         --      14,000              800(1)
  Executive Vice President, Treasurer  2000    149,282         --      12,000              800(1)
  and Chief Financial Officer          1999    110,561      7,500       3,500              800(1)
Azam Malik(2)........................  2001     79,077         --     100,000              200(1)
  President and Chief Operating
     Officer
Joseph S. Polito(3)..................  2001    157,151         --      14,000          231,092(4)
  Executive Vice President and         2000    188,292         --          --              800(1)
  General Manager                      1999    171,368         --       7,500              800(1)

---------------

(1) Represents amounts paid by the Company for insurance premiums for a group policy which afforded term life insurance and long-term disability insurance for all officers and for a group accidental death policy which afforded coverage for all executive officers.

(2) Mr. Malik joined the Company in March 2001.

(3) Mr. Polito's employment terminated on April 27, 2001.

(4) Includes $800 for amounts paid by the Company for insurance premiums as noted in (1) above and $196,600 for amounts paid in fiscal 2001 and $33,692 to be paid in fiscal years 2002 through 2004, pursuant to a separation agreement between the Company and Mr. Polito.

                             ---------------------

     The following table sets forth information with respect to the Named Executive Officers concerning options granted during the fiscal year ended June 30, 2001.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                  INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                            -------------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                              NUMBER OF      PERCENT OF                                      RATES OF STOCK PRICE
                             SECURITIES     TOTAL OPTIONS                                      APPRECIATION FOR
                             UNDERLYING      GRANTED TO     EXERCISE OR                           OPTION TERM
                               OPTIONS      EMPLOYEES IN    BASE PRICE                      -----------------------
           NAME             GRANTED(#)(1)    FISCAL YEAR      ($/SH)      EXPIRATION DATE     5%($)        10%($)
           ----             -------------   -------------   -----------   ---------------   ----------   ----------
Ronald A. LaBorde.........      75,000           23.1%         $2.69        08/06/2010       $126,880     $321,538
Azam Malik................     100,000           30.8%         $1.63        03/21/2011       $ 84,140     $205,543
Mark L. Mestayer..........      14,000            4.3%         $2.69        08/06/2010       $ 23,684     $ 60,020
Joseph S. Polito..........      14,000            4.3%         $2.69        08/06/2010       $ 23,684     $ 60,020

---------------

(1) All options granted vest in full on the date of grant except Mr. Malik's options, which vest 25% on the date of grant and in three annual 25% increments thereafter.
                             ---------------------

     The following table sets forth information with respect to the Named Executive Officers concerning option and SAR exercises during the fiscal year ended June 30, 2001 and unexercised options and SARs held as of June 30, 2001.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                  FY-END OPTION/SAR VALUES AS OF JUNE 30, 2001

                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                           SHARES                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                         ACQUIRED ON                         OPTIONS 06/30/01                   AT 06/30/01
                          EXERCISE        VALUE       ------------------------------   ------------------------------
         NAME                (#)       REALIZED ($)   EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE
         ----            -----------   ------------   --------------   -------------   --------------   -------------
Ronald A. LaBorde......       0             $0           266,250           58,750            $0              $0
Azam Malik.............       0              0            25,000           75,000             0               0
Mark L. Mestayer.......       0              0            54,000                0             0               0
Joseph S. Polito.......       0              0            21,500                0             0               0

---------------

(1) All options were awarded at the fair market value of the underlying shares on the date of grant.
                             ---------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board is comprised entirely of outside, independent directors. The Committee prepares the recommendation for compensation of the chief executive officer, approves the compensation of executive officers of the Company, and administers the Company's Incentive Compensation Plan. The Board approves the compensation of the chief executive officer. In general, levels and methods of compensation approved by the Committee and the Board are designed to:

     - recognize individual initiative and performance;

     - assist the Company in attracting and retaining qualified executives; and

     - align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     Compensation of the Company's executives consists primarily of a base salary, bonus compensation based primarily on increases in pre-tax income over the prior fiscal year, and the periodic grant of long-term incentive opportunities in the form of stock options. For purposes of computing bonuses, net income is generally adjusted for certain non-recurring items. Individual bonus formulas are set so that executives reach target levels of total cash compensation as Company performance levels are met.

     In setting executive salary compensation (excluding Mr. LaBorde), the Committee generally bases its decisions on recommendations presented to it by the Company's Chief Executive Officer. The Committee's decisions on salary are made using subjective evaluations and no formulas measuring Company or individual performances are used. The Committee recommends Mr. LaBorde's salary compensation based on comparisons with peer companies and secondly, the results of an annual performance evaluation by the Board. Mr. LaBorde's bonus compensation is determined on the same basis as other executives. The Committee has historically targeted 3% of outstanding Common Shares in determining option grants to Mr. LaBorde. In approving Mr. LaBorde's compensation, the Board made no modifications to the recommendations of the Committee.

     In fiscal 1998, the Committee received a report from an independent compensation consultant whom the Committee had engaged to review the Company compensation practices generally as well as to provide a comparison of the Company's executive compensation levels to other comparable companies. Based on the consultant's report, the Committee determined that the Company's overall level of executive compensation at that time was generally in line with executive compensation practices at other peer companies.

     Legislation enacted in 1993 imposes a $1 million annual limit on the tax deductibility of compensation paid to certain executive officers. The Company's Incentive Compensation Plan has been structured such that stock-based incentives granted under that plan can be excluded from the $1 million limit. The annual cash compensation currently paid by the Company to executive officers is substantially below $1 million and, accordingly, will continue to be deductible by the Company.

                                            Submitted by the Compensation
                                            Committee
                                            Robert P. Guyton (Chairman)
                                            Dale E. Redman
                                            James F. White, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

PENSION PLAN

     The Company maintains a defined benefit pension plan for employees. Annual benefits payable on normal retirement at age 65 are equal to a participant's number of years of service multiplied by 1% of the participant's final average annual compensation, which is defined as the average annual remuneration paid for the five highest consecutive years of the 10 most recent years preceding retirement. Remuneration consists of a participant's total earnings during applicable periods, including bonuses. The Named Executive Officers have the following credited years of service under the plan: Mr. LaBorde -- 19; Mr. Mestayer -- 12; Mr. Polito -- 37. Participation in the pension plan is not available to persons who became employed after December 31, 1997, so Mr. Malik is not a participant. Benefits are not subject to deductions for Social Security benefits or other offset amounts. The following table shows estimated annual benefits payable on retirement to persons in specified remuneration and years-of-service classifications:

                                                   YEARS OF CREDITED SERVICE
        FINAL AVERAGE           ---------------------------------------------------------------
     ANNUAL COMPENSATION          15         20         25         30         35          40
     -------------------        -------    -------    -------    -------    -------    --------
    $150,000..................  $22,500    $30,000    $37,500    $45,000    $52,500    $ 60,000
     175,000..................   26,250     35,000     43,750     52,500     61,250      70,000
     200,000..................   30,000     40,000     50,000     60,000     70,000      80,000
     250,000..................   37,500     50,000     62,500     75,000     87,500     100,000
     300,000..................   45,000     60,000     75,000     90,000    105,000     120,000
     350,000..................   52,500     70,000     87,500    105,000    122,500     140,000

---------------

     The Internal Revenue Code limits the amount of compensation from which benefits may be calculated. The limitation for fiscal 2001 is $170,000, which is less than Mr. LaBorde's total earnings.
                             ---------------------

EMPLOYMENT, MANAGEMENT CONTINUITY AND RETIREMENT AGREEMENTS

     Each of the Named Executive Officers, with the exception of Mr. Polito, has entered into a management continuity agreement with the Company that provides benefits to the officer if the officer's employment is terminated other than because of disability, death, cause (as defined in the agreement) or by the officer for good reason (as defined in the agreement) within 36 months following a change of control (as defined in the agreement) of the Company. The benefits include a cash payment equal to one and one-half times the officer's base salary and bonus (with the exception of Mr. LaBorde for which the multiplier is two and one-half and Mr. Malik for which the multiplier is two) and the vesting of all outstanding stock options, stock appreciation rights or other incentive awards.

     Mr. Polito entered into a separation agreement with the Company effective April 27, 2001 pursuant to which Mr. Polito will receive over a three-year period $230,292.

AUDIT COMMITTEE REPORT

     The Audit Committee performs the functions described in its charter, which is attached to this Proxy Statement as Exhibit A. These functions include:

     - recommending to the Board the appointment of the independent auditors;

     - approving the scope of audits and quarterly reviews and the procedures to be utilized by the independent auditors; and

     - reviewing with the independent auditors and financial management, the adequacy and effectiveness of the accounting and financial controls of the Company.

The Audit Committee reviews the Company's financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management represented to the Audit Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Audit Committee has discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001, for filing with the Securities and Exchange Commission. Ernst & Young LLP acted as independent accountants for the Company for the fiscal year ended June 30, 2001. The Committee has not yet selected the independent accountants for the fiscal year ending June 30, 2002, although Ernst & Young LLP is expected to perform its normal quarterly review for the quarter ended September 30, 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

     Aggregate fees and costs billed to the Company by Ernst and Young LLP, the Company's principal accountant, for the fiscal year ended June 30, 2001, were as follows for the referenced services:

     Audit Fees: $125,000 for professional services rendered for the audit of the Company's financial statements for the fiscal year ended June 30, 2001 and for reviewing the financial statements included in the Company's Form 10-Qs for the fiscal year ended June 30, 2001.

     All Other Fees: $596,486 for all services rendered other than audit and financial information systems design and implementation services.

     Financial Information Systems Design and Implementation Fees: Ernst & Young LLP did not provide any professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation).

     The Audit Committee has considered the compatibility of the provision of services covered by the two preceding paragraphs with the maintenance of Ernst & Young's independence from the Company.

                                            Submitted by the Audit Committee
                                            C. Ray Smith (Chairman)
                                            Joseph H. Campbell, Jr.
                                            Norman C. Francis
                                            Christel C. Slaughter

                               PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total shareholder return ("shareholder return") on the Company's Common Stock against the shareholder return of the S&P 500 Stock Index and a Peer Group Composite Index (structured by the Company as set forth below) for the five-year period commencing June 30, 1996 and ended June 30, 2001.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

   PICCADILLY CAFETERIAS, INC., S&P 500 INDEX & PEER GROUP COMPOSITE INDEX**

                               PERFORMANCE GRAPH

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 Piccadilly
  Cafeterias, Inc.     100.00    106.45    133.87     90.36     31.18     17.24
 Peer Group            100.00     79.36     74.03     69.00     47.79     56.13
 S&P 500               100.00    134.70    175.33    215.22    230.93    196.59

---------------

 * Assumes $100 invested on June 30, 1996 in the Company's Common Stock, the S&P 500 Stock Index and a Peer Group Composite Index constructed by the Company as set forth below. Also assumes reinvestment of dividends.

**   Fiscal year ending June 30.

     In constructing the Peer Group Composite Index ("Peer Index") for use in the performance graph above, the Company used the shareholder returns of various publicly held companies (including reinvestment of dividends) that compete with the Company in the family dining segment (the group of companies included in the Peer Index competing with the Company are hereinafter referred to as the "Peer Group"). Included in the Peer Group are mid-priced family restaurant companies with large multi-unit operations and similar stock market capitalization. For the fiscal year ended June 30, 2001 the Peer Group consists of Fresh Choice, Inc., Luby's Cafeterias, Inc., Ryan's Family Steak Houses, Inc., Star Buffet, Inc., Shoney's, Inc. and Sizzler International, Inc. The following companies were included in the Peer Group for the fiscal year ended June 30, 2000 but were not included in this year's Peer Group because they are either no longer in existence or are no longer a publicly-traded company: Buffet's, Inc., Perkins Family Restaurants, L.P., and Stacey's Buffet, Inc. Star Buffet, Inc. was added to this year's Peer Group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file certain beneficial ownership reports with the Securities and Exchange Commission. W. Scott Bozzell, Secretary of the Company, filed a late Form 5 for the year ended June 30, 2001. A final Form 5 for Mr. Polito, whose employment terminated on April 27, 2001, was not timely filed and is in the process of being produced.

                                            By order of the Board of Directors

                                            /s/ W. SCOTT BOZZELL
                                            W. Scott Bozzell
                                            Secretary
Baton Rouge, Louisiana
October 8, 2001

                                   EXHIBIT A
              PICCADILLY CAFETERIAS, INC. AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Audit Committee of the Board of Directors shall be comprised of three or more directors selected by the Board of Directors, each of whom will meet the standards of independence and any other qualifications required from time to time by the New York Stock Exchange (or, if the Company's common stock is listed or traded on some other exchange or trading system, the standards of independence and any other qualifications required by the other exchange or system).

STATEMENT OF POLICY

     Purpose. The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders by monitoring (a) the financial information that will be provided to the shareholders, (b) the systems of internal controls that management and the Board of Directors have established, (c) the audit process, and (d) the independence and performance of the independent accountants. In so doing, the Audit Committee will strive to maintain free and open communication between the directors, the independent auditors, and the financial management of the company.

     Allocation of Responsibilities. The management of the Company is principally responsible for developing the Company's accounting practices, preparing the Company's financial statements and maintaining internal controls. The independent auditors are responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards to obtain reasonable assurance that they are free from material misstatement, and for reviewing the Company's interim financial statements in accordance with SAS
71. The Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process.

     Accountability. The independent accountants are accountable to the Audit Committee and the Board of Directors. The Board of Directors, with the advise of the Audit Committee, has the authority and responsibility to select, evaluate and, if necessary or appropriate, replace the independent accountants.

MEETINGS

     The Audit Committee shall meet as necessary. To foster open communications, the Audit Committee may invite other directors, representatives of management, or the independent auditors to attend any of its meetings, but reserves the right in its discretion to meet in executive session. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities and to employ independent legal counsel, accountants or others to advise it. The Audit Committee shall maintain written minutes of all its meetings and provide a copy of all such minutes to any member of the Board of Directors.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee will:

     - Review and reassess the adequacy of this Charter as conditions dictate (at least annually).

     - Recommend to the Board of Directors the independent auditors to be selected considering independence and effectiveness, and approve the independent auditor's compensation.

     - Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

     - On an annual basis, obtain from the independent auditors the written disclosures regarding the independent auditors' independence and delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit

       Committees. In addition, discuss with the independent auditors the nature and scope of any disclosed relationships or professional services that may affect the independent auditors' independence and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     - Instruct the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized.

     - Review with the independent auditors and financial management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

     - The Audit Committee shall review periodically the effectiveness and adequacy of the Company's corporate compliance procedures and consider and recommend to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

     - Instruct the independent auditors that the Audit Committee and appropriate members of management will be informed of fraud and illegal acts, unless they are clearly inconsequential, of which the independent auditors become aware. In addition, instruct the independent auditors that the Audit Committee and appropriate members of management will be informed of significant audit adjustments and of reportable conditions noted during the audit.

     - Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements.

     - Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     - Review with financial management and the independent auditors prior to the filing of the Form 10-Q the results of the independent accountants' review of the Company's interim financial statements in accordance with generally accepted auditing standards for conducting such reviews (currently Statement of Auditing Standards No. 71). The chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     - Review the Company's annual financial statements and related footnotes contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Review with financial management and the independent auditors the results of the independent auditors' audit and their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors under generally accepted auditing standards (currently, Statement of Auditing Standards No. 61). Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used. Also review the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received or any serious difficulties or disputes with management encountered during the course of audit. Recommend to the Board of Directors, based on the Audit Committee's discussions with management and the independent auditors, that the audited financial statements be included in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission.

     - Review with management and the independent auditors the interim and annual earnings announcements prior to their release to the public. The chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     - Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and review the disclosure in the Company's proxy statement for its annual meeting of shareholders regarding the independence of Audit Committee members. In addition, include a copy of this Charter in the Company's proxy statement every three years.

     - Prepare and submit the annual written confirmation regarding the constitution of the Audit Committee and the annual review of this Charter required by the New York Stock Exchange (or, if the Company's common stock is listed or traded on some other exchange or trading system, any annual certification as may be required by the other exchange or system).

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     Moreover, the Audit Committee will not be required to take all of the actions or to exercise all of the powers enumerated above, and the Audit Committee's failure to take any one or more such actions or to exercise any one or more such powers in connection with the good faith exercise of its oversight function will in no way be construed as a breach of its duties or responsibilities to the Company, its Board of Directors or its shareholders.

Adopted by the Audit Committee on May 1, 2000

Approved by the Board of Directors on May 1, 2000

                                   DETACH HERE                            ZPICC2


                                      PROXY

                           PICCADILLY CAFETERIAS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the 2001 Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Ronald A. LaBorde and W. Scott Bozzell, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent and to vote all shares of Piccadilly Cafeterias, Inc. Common Stock, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Piccadilly Cafeterias, Inc., to be held at the corporate headquarters of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana at 10:00 a.m. on November 5, 2001 and at any adjournment(s) thereof.

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned shareholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Please sign exactly as your name(s) appear(s) hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

---------------------------------        ---------------------------------------

---------------------------------        ---------------------------------------

---------------------------------        ---------------------------------------

PICCADILLY CAFETERIAS, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

                          PICCADILLY CAFETERIAS, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, November 5, 2001. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Piccadilly Cafeterias, Inc.







                                  DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

                          PICCADILLY CAFETERIAS, INC.

1. Election of Directors.

     (01) Dale E. Redman
     (02) C. Ray Smith
     (03) James A. Perkins

            FOR       [ ]       [ ]     WITHHELD
            ALL                         FROM ALL
          NOMINEES                      NOMINEES

[ ] _________________________________________
     For all nominees except as noted above



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to the voting thereof.








Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

Please be sure to sign and date this Proxy.


Signature:______________ Date:________    Signature:___________ Date: ________